UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 26, 2016

ImmunoGen, Inc.

(Exact name of registrant as specified in its charter)

Massachusetts	0-17999	04-2726691
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

830 Winter Street, Waltham, MA 02451

(Address of principal executive offices)   (Zip Code)

Registrant’s telephone number, including area code: (781) 895-0600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 — DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

(a) — (b)  Not applicable.

(c) — (e)  On April 26, 2016, ImmunoGen, Inc. (also referred to as “we,” “our,” “us” or “ImmunoGen”) announced that Mark J. Enyedy will be joining ImmunoGen as our new President and Chief Executive Officer on May 16, 2016, and that, in connection therewith, our Board of Directors has voted to expand the size of the Board from nine to ten members, and appointed Mr. Enyedy to fill the newly-created vacancy, effective upon Mr. Enyedy’s first date of employment with ImmunoGen.

Additional biographical information concerning Mr. Enyedy is contained in our press release dated April 26, 2016 filed as Exhibit 99.1 to this current report on Form 8-K and incorporated herein by reference.

Mr. Enyedy’s base salary will initially be $650,000 per year.  He will also be eligible for an annual bonus of up to 75% of annual base salary, commencing with our 2017 fiscal year.

We have also agreed to pay Mr. Enyedy a sign-on bonus in the amount of $430,000.  If, within 12 months of his hire date, Mr. Enyedy’s employment is terminated by us for cause or is terminated by Mr. Enyedy for any reason other than death or disability, he will be required to reimburse us for a portion of the sign-on bonus equal to $430,000 multiplied by a fraction.  The numerator of this fraction would be 365 minus the number of days he was employed by us, and the denominator would be 365.

The Compensation Committee of our Board has awarded Mr. Enyedy an option, effective on his first date of employment with us (the “date of grant”), to purchase 300,000 shares of our common stock under our 2006 Employee, Director and Consultant Equity Incentive Plan (the “Plan”).  The exercise price of the option award will be the Fair Market Value (as defined in the Plan) of our common stock on the date of grant.  This award will become exercisable with respect to 25% of the covered shares on the first four anniversaries of the date of grant, provided that Mr. Enyedy remains an employee, director or consultant as of each vesting date.  The award expires ten years after the date of grant.  It will be subject to the other terms and conditions set forth in the forms of Stock Option Agreements filed as Exhibits 10.1 and 10.2 to this current report on Form 8-K, which are incorporated herein by reference.

The Compensation Committee also awarded Mr. Enyedy, effective on his first date of employment with us (the “date of grant”), 75,000 shares of restricted stock under the Plan.  This award vests in four equal installments on the first four anniversaries of the date of grant, provided that Mr. Enyedy remains an employee, director or consultant as of each vesting date.  The award is subject to the other terms and conditions set forth in the form of Restricted Stock Agreement that was filed with the SEC on November 21, 2012 as Exhibit 99.1 to our registration statement on Form S-8 (File No. 333-185086), and is incorporated herein by reference.

Mr. Enyedy will be eligible to participate in our severance plan for vice presidents and higher, which provides certain benefits in connection with a termination of employment not following a change in control of ImmunoGen.  A summary of the material terms of this plan is contained in our proxy statement for the 2015 annual meeting of shareholders under the heading “Potential Payments Upon Termination or Change in Control — Termination of Employment Not Following a Change in Control”, which was filed with the SEC on September 30, 2015, and is incorporated herein by reference.

Mr. Enyedy will also have the benefit of a change in control severance agreement with us that is designed to compensate him for the loss of his position and loss of anticipated benefits under his unvested equity compensation awards following a change in control of ImmunoGen.  This agreement will contain the same terms as were afforded to our current President and Chief Executive Officer.  A summary of the material terms of this agreement is contained in our proxy statement for the 2015 annual meeting of shareholders under the heading “Potential Payments Upon Termination or Change in Control — Termination of Employment Following a Change in Control”, which was filed with the SEC on September 30, 2015, and is incorporated herein by reference.

We have agreed to reimburse Mr. Enyedy for his professional fees for compensation consulting and legal advice in conjunction with his transition to ImmunoGen, with the amount of reimbursement for legal advice not to exceed $15,000.

(f)  Not applicable.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(d): The following exhibits are being filed herewith:

Exhibit No.	Exhibit

10.1	Form of Incentive Stock Option Agreement for all employees (including executives)
10.2	Form of Non-Qualified Stock Option Agreement for all employees (including executives)
99.1	Press Release of ImmunoGen, Inc. dated April 26, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ImmunoGen, Inc.
(Registrant)

Date: April 26, 2016	/s/ David B. Johnston

David B. Johnston
Executive Vice President and Chief Financial Officer